Exhibit 99.1

Energous Wireless Power Solutions Reports Second Quarter 2026 Results

– Posting Sixth Consecutive Quarter of Revenue Growth

– Conference Call Today at 4:30 p.m. Eastern Time

SAN JOSE, Calif. – August 12, 2026 – Energous Corporation d/b/a Energous Wireless Power Solutions (Nasdaq: WATT) (“Energous,” the “Company,” “we,” or “our”), a pioneer in scalable, over-the-air wireless power networks, today announced financial results for the second quarter ended June 30, 2026, reporting revenue of approximately $3.1 million, a 217% improvement versus the same prior year period. Revenue for the six months ended June 30, 2026 increased 368% year over year, exceeding the revenue recorded for the full year of 2025. The Company also provided an update on recent events and Company highlights.

“Second quarter revenue growth over the same period last year reflects the commercial transformation this company has undergone over the past two years,” said Mallorie Burak, CEO and CFO of Energous. “Our Fortune 10 deployments are growing in scope and geography, a major federal government agency has initiated what we believe will become a significant multi-stage program, a leading national QSR operator is expanding its proof-of-concept evaluation, and we have initiated a new proof-of-concept of our end-to-end solution with a national grocery chain. Our pipeline enters the second half of 2026 larger and more advanced than at any point in our history, and we look forward to sharing continued progress across these programs.”

Second Quarter 2026 Financial Results

▪

Revenue for the three and six months ended June 30, 2026 was approximately $3.1 million and $6.2 million versus approximately $1.0 million and $1.3 million in the same periods in 2025, a 217% and 368% improvement, respectively, over the same prior year periods. Second quarter 2026 revenue showed a slight improvement over the first quarter of 2026, marking the sixth consecutive quarter of revenue growth. Year to date 2026 revenue, through June 30, exceeded the full year’s revenue reported for 2025 of $5.6 million and contributed to Energous surpassing $10.0 million in revenue for the trailing twelve months – a historic milestone for the Company.

▪	For the six months ended June 30, 2026, gross profit was $1.2 million, representing a 176% increase versus the same prior year period. Gross margin was 19% for the six months ended June 30, 2026, reflecting near-term costs associated with ramping production of updated products, as requested by customers, to fulfill Q2 customer demand.

▪	The Company has maintained its quality performance record, with zero product returns since commercial production of its PowerBridge Pro began in 2024. Ensuring the highest level of product quality remains a key priority for the Company as we work toward widespread adoption of our technology.

▪	GAAP operating expenses for the second quarter of 2026 totaled $3.3 million versus $3.1 million for the same period in 2025.

▪	GAAP net loss and GAAP loss per share were approximately $2.9 million, or $0.53 per basic and diluted share, for the second quarter of 2026, versus the net loss and loss per share of approximately $2.8 million, or $2.35 per basic and diluted share, for the second quarter of 2025.

▪	Non-GAAP operating expenses[1] for the second quarter of 2026 were approximately $3.1 million, increasing from $3.0 million in the same prior year period.

▪	Non-GAAP net loss[1] was approximately $2.7 million for the second quarter of 2026 versus non-GAAP net loss of approximately $2.6 million for the same prior year period. For the six months ended June 30, 2026, the non-GAAP net loss was $4.3 million versus $5.1 million during the first six months of 2025, a 15% improvement year over year.

▪	Approximately $31.2 million in cash and cash equivalents as of June 30, 2026.

1 See “Non-GAAP Financial Measures” below for additional information.

Company Highlights and Updates

▪	Cash on hand at the end of the second quarter was $31.2 million. The Company does not have plans to use the ATM program in the next twelve months. The Company has not sold any shares under its ATM program since March 19, 2026.

▪	Since the PowerBridge transmitter began shipping in 2024 through June 30, 2026, Energous has shipped over 56,000 transmitters, primarily driven by demand for the 2W PowerBridge Pro. The pronounced increase in quarterly shipments beginning in the fourth quarter of 2025 clearly demonstrates the shift from supporting market validation to commercial adoption of the Company’s wireless power network solutions for ambient IoT.

▪	New Regulatory Certification – On July 29, 2026, we announced receiving FCC certification for the PowerBridge Pro+, advancing commercialization of our end-to-end wireless power solution. The PowerBridge Pro+ combines high-power RF wireless power delivery with integrated BLE gateway functionality in a single infrastructure device, delivering over-the-air power to compatible ambient IoT devices, such as our e-Sense battery-free sensor. Integrated with the Energous e-Compass SaaS platform, it enables centralized monitoring, analytics, configuration, and control across enterprise IoT deployments. This significant milestone allows for commercialization of Energous’ end-to-end solution. The press release can be viewed here.

Webcast and Conference Call Information

A call is scheduled for 4:30 p.m. Eastern Time this afternoon, August 12, 2026, to review the second quarter results and provide an update on recent corporate highlights. The call will be via webcast, and interested parties may access the call using this LINK. Information about the call and a webcast replay will be available after the conference call at http://ir.energous.com/.

About Energous Wireless Power Solutions

Energous Corporation d/b/a Energous Wireless Power Solutions (NASDAQ: WATT) is pioneering scalable, over-the-air wireless power networks that enable unprecedented levels of visibility, control, and intelligent business automation. The Company’s wireless power transmitter and receiver technologies deliver continuous access to wireless power, helping drive a new generation of battery-free devices for asset and inventory tracking and management—from retail sensors, electronic shelf labels, and asset trackers to air quality monitors, motion detectors, and more. For more information, visit http://www.energous.com/ or follow on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results, expected company growth, and operational initiatives. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q as well as in other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). We use non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Our reported results include certain non-GAAP financial measures, including non-GAAP net loss, non-GAAP operating expenses, non-GAAP sales, marketing, general and administrative expenses (SG&A) and non-GAAP research and development expenses (R&D). Non-GAAP net loss excludes depreciation and amortization, stock-based compensation expense, severance expense, change in fair value of warrant liability, and expenses related to the abandonment of financing transactions. Non-GAAP operating expenses exclude depreciation and amortization, stock-based compensation expense, expenses related to the abandonment of financing transactions, and severance expenses. Non-GAAP SG&A excludes depreciation and amortization and stock-based compensation expense. Non-GAAP R&D excludes depreciation and amortization and stock-based compensation expense. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

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Contacts:

Investor Relations

IR@energous.com

Media Relations

samantha@griffin360.com

 Energous Corporation

BALANCE SHEETS

(Unaudited)

(in thousands)

	As of
	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$31,192	$10,401
Accounts receivable	3,268	2,988
Inventory	2,503	1,509
Prepaid expenses and other current assets	6,885	422
Total current assets	43,848	15,320

Property and equipment, net	495	298
Other assets	371	252
Operating lease right-of-use lease assets	670	872
Total assets	$45,384	$16,742

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,268	$954
Accrued expenses	1,813	2,095
Operating lease liabilities, current portion	539	491
Short-term loan payable	307	88
Deferred revenue	64	27
Total current liabilities	4,991	3,655

Operating lease liabilities, long-term portion	300	589
Total liabilities	5,291	4,244

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	454,692	422,530
Accumulated deficit	(414,600)	(410,033)
Total stockholders’ equity	40,093	12,498
Total liabilities and stockholders’ equity	$45,384	$16,742

 Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$3,089	$975	$6,171	$1,318
Cost of revenue	2,995	637	4,982	887
Gross profit	94	338	1,189	431

Operating expenses:
Research and development	1,135	1,100	2,149	2,292
Sales and marketing	630	704	1,169	1,293
General and administrative	1,453	1,286	2,841	2,181
Severance expense	69	23	69	395
Expenses from abandoned financing transaction	–	5	–	661
Total operating expenses	3,287	3,118	6,228	6,822
Loss from operations	(3,193)	(2,780)	(5,039)	(6,391)

Other income (expense), net:
Change in fair value of warrant liability	–	–	–	267
Interest income (expense), net	282	(7)	472	(29)
Loss on retirement of fixed asset	–	(1)	-	(1)
Total other income (expense), net	282	(8)	472	237

Net loss	$(2,911)	$(2,788)	$(4,567)	$(6,154)

Basic and diluted net loss per common share	$(0.53)	$(2.35)	$(0.97)	$(5.76)

Weighted average shares outstanding, basic and diluted	5,508,512	1,187,945	4,699,955	1,068,690

 Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025

Net loss (GAAP)	$(2,911)	$(2,788)	$(4,567)	$(6,154)
Add (subtract) the following items:
Depreciation and amortization	42	41	76	86
Stock-based compensation *	62	97	112	191
Severance expense	69	23	69	395
Expenses from abandoned financing transaction	–	5	–	661
Change in fair value of warrant liability	–	–	–	(267)
Adjusted non-GAAP net loss	$(2,738)	$(2,622)	$(4,310)	$(5,088)

* Stock-based compensation excludes $16 which is included in severance expense for the six months ended June 30, 2025.
Stock-based compensation excludes $1 which is included in cost of revenue for the six months ended June 30, 2025.

Total operating expenses (GAAP)	$3,287	$3,118	$6,228	$6,822
Subtract the following items:
Depreciation and amortization	(42)	(41)	(76)	(86)
Stock-based compensation *	(62)	(97)	(112)	(191)
Severance expense	(69)	(23)	(69)	(395)
Expenses from abandoned financing transaction	-	(5)	-	(661)
Adjusted non-GAAP operating expenses	$3,114	$2,952	$5,971	$5,489

* Stock-based compensation excludes $16 which is included in severance expense for the six months ended June 30, 2025.
Stock-based compensation excludes $1 which is included in cost of revenue for the six months ended June 30, 2025.

Total research and development expenses (GAAP)	$1,135	$1,100	$2,149	$2,292
Subtract the following items:
Depreciation and amortization	(38)	(39)	(70)	(82)
Stock-based compensation	(14)	(10)	(33)	(19)
Adjusted non-GAAP research and development expenses	$1,083	$1,051	$2,046	$2,191

Total sales, marketing, general and administrative expenses (GAAP)	$2,083	$1,990	$4,010	$3,474
Subtract the following items:
Depreciation and amortization	(4)	(2)	(6)	(4)
Stock-based compensation	(48)	(87)	(79)	(172)
Adjusted non-GAAP sales, marketing, general and administrative expenses	$2,031	$1,901	$3,925	$3,298